Exhibit 99.1

Press Release

For more information contact: Media Relations: Judy DeRango Wicks Vice President Communications Fiserv, Inc. 678-375-1595 judy.wicks@fiserv.com	Investor Relations: Eric Nelson Vice President Investor Relations Fiserv, Inc. 262-879-5350 eric.nelson@fiserv.com

Fiserv Acquires Open Solutions Inc., Expanding its Suite of Innovative

Technology Solutions for Financial Institutions

Combination will provide additional value for Open Solutions clients and add to Fiserv products and capabilities;

Company announces preliminary 2012 results and preliminary 2013 guidance

Brookfield, Wis., January 14, 2013 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today announced that it has acquired Open Solutions Inc., a leading provider of collaborative, enterprise core account processing technology for financial institutions. The purchase price was $55 million, and Fiserv assumed approximately $960 million of debt. In conjunction with the acquisition, Fiserv will benefit from an acquired tax asset with a net present value at the time of purchase of approximately $165 million.

Open Solutions is a Glastonbury, Conn.-based technology provider to banks, thrifts and credit unions. Through this acquisition, Fiserv will add several new technologies to its offerings, including DNA™, a real-time, open technology account processing platform. DNA is an attractive alternative for financial institutions that seek a modern technology architecture and want to benefit from the power of data and integration. The platform also enables collaboration and technology-sharing through DNAcreator™ and DNAappstore™ to deliver localized and unique customer-facing value.

Through this acquisition, Fiserv will also add several other key solutions, including the CUnify™ and TotalPlus™ account processing platforms, Weiland Account Analysis™ for commercial account analysis, tools that enable the creation and sharing of client-developed functionality, and Raddon Financial Group, which offers performance consulting services.

Open Solutions serves more than 3,300 clients worldwide, including more than 800 account processing clients. These clients can benefit from the broad array of add-on solutions offered by Fiserv, such as its CheckFree® RXP® electronic bill payment service, ACCEL/Exchange® payments network, debit processing services, Popmoney® social payments service, Corillian Online® banking, Mobiliti™ mobile banking, and a variety of other products and services that can create opportunities for financial institutions to grow and prosper.

“Open Solutions provides several growth opportunities, including a real-time account processing capability that serves multiple charter types, languages and currencies on a single platform,” said

Press Release

Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “Open Solutions’ strong team of associates is intently focused on client success and committed to collaborative technology, which will enhance the value we provide to our clients.”

“We are extremely proud of the innovative products Open Solutions has developed since its founding in 1992, and the strong business that we have built over the years,” said Louis Hernandez, Jr., Chairman and Chief Executive Officer of Open Solutions. “Joining Fiserv provides us with significant resources that will benefit our clients and increase market momentum. We are delighted to join Fiserv, a leader in the delivery of innovative financial services technologies.”

This acquisition adds technology solutions, brings a base of high-quality account processing clients, and provides new opportunities for Open Solutions clients to create value for their customers and members. Over time, Fiserv expects to add some of the features contained in its Acumen® account processing platform to DNA. This combination will provide financial institutions – including credit unions, banks and thrifts – with a technology platform that enables the delivery of a differentiated experience along with integrated solutions. This enhanced technology will also be available for those institutions that want agility and speed in the United States, and in selected areas around the world.

The company expects to achieve annualized revenue synergies in connection with the acquisition of at least $75 million, and annualized cost synergies in excess of $50 million, over the next several years. The transaction was completed on January 14, 2013.

Additional information about the transaction is available at www.fiserv.com.

Preliminary 2012 Results and Preliminary 2013 Guidance

Based on preliminary information, the company anticipates its 2012 adjusted earnings per share to increase approximately 12 percent over 2011. The company also anticipates its 2012 adjusted internal revenue growth to be at 2 percent for the full year.

On a preliminary basis for 2013, the company expects adjusted internal revenue growth of 3 to 4 percent, and 15 to 18 percent adjusted earnings per share growth over 2012.

The company will supply its actual results for 2012, and formal guidance for 2013, in its year end conference call on February 5, 2013.

Conference Call

Fiserv will provide an investor conference call via webcast discussing the transaction at 5 p.m. CT on Jan. 14. The live webcast and archived replay can be accessed at www.fiserv.com. Those wishing to listen to the discussion live should log on 10 minutes before the start of the call. An archive of the call will be available approximately one hour after the call concludes.

About Open Solutions

Open Solutions Inc.® helps community-based financial institutions around the world enrich their local economies by providing innovative technologies and insights that enable them to operate more profitably, efficiently and collaboratively.

Press Release

Open Solutions provides several platforms including DNA™, an open, relationship-centered core banking platform built for global collaboration. This approach to enterprise technology enables banks and credit unions around the world to better realize the power of community through DNAappstore™, a collaborative marketplace for user-created core enhancements. For more information, visit Open Solutions at www.OpenSolutions.com.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is a leading global technology provider serving the financial services industry, driving innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more information, visit www.fiserv.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s preliminary 2012 financial results and 2013 guidance and revenue and cost synergies from the transaction discussed herein. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the possibility that the parties may be unable to achieve expected results of the Open Solutions acquisition within the expected time-frames or at all; integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss or business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees; the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers; legislative and regulatory actions in the United States and internationally, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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